                                                                                                I

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

May 1, 2012

Date of Report (Date of earliest event reported)

Capital one financial corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1330	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On May 1, 2012, in connection with the HSBC Card Acquisition (as defined below), Capital One Services, LLC (“Capital One Services”), a wholly owned indirect subsidiary of Capital One Financial Corporation (the “Company”), entered into a Purchaser Transition Services Agreement (the “TSA”) with HSBC Technology & Services (USA) Inc. (“HTSU”).  Pursuant to the TSA, HTSU and its affiliates will provide certain services to Capital One Services and its affiliates related to the operation of the CRS Business (as defined below) acquired by the Company in the HSBC Card Acquisition.  The principal categories of services to be provided include:  Enterprise Services, Operations, Commercial Real Estate, Procurement, Fraud and Information Security, Systems and Data, Business Intelligence, IT Operations and Offshore.  HTSU will provide these services for a period of up to two years, and Capital One may extend these services for an additional year in certain circumstances.  The fees payable by Capital One Services for each service under the TSA are based on the rates generally charged by HTSU to HTSU’s affiliates for such services.  These fees are also subject to adjustment to reflect certain changes in costs incurred by HTSU.  The TSA also provides for certain indemnification obligations related to certain breaches of obligations by either party and other specified matters under the TSA.

The foregoing description of the TSA does not purport to be complete and is qualified in its entirety by reference to the actual terms of the TSA, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On May 1, 2012, the Company completed the previously announced acquisition of assets and assumption of liabilities of the credit card and private label credit card business in the United States (other than the HSBC Bank USA, National Association consumer credit card program and certain other retained assets and liabilities) (the “CRS Business” and such acquisition and assumption, the “HSBC Card Acquisition”) of HSBC Finance Corporation, HSBC USA Inc. and HTSU (collectively, the “Sellers”), pursuant to the Purchase and Assumption Agreement, dated as of August 10, 2011, by and among the Company and each of the Sellers (the “Purchase Agreement”).  In the HSBC Card Acquisition, the Company acquired $28.2 billion of credit card receivables and $0.6 billion in other net assets.  The aggregate consideration paid by the Company to the Sellers was approximately $31.3 billion in cash, which included a $2.5 billion premium on the credit card receivables acquired.  The consideration is subject to an adjustment based on the final values of the acquired assets and assumed liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Purchase Agreement, which is included as Exhibit 2.1 hereto and is incorporated herein by reference.  The Purchase Agreement is also described more fully in the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2011, which description is also incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (the “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits

Exhibit	Description
2.1

Purchase and Assumption Agreement, dated as of August 10, 2011, by and among Capital One Financial Corporation, HSBC Finance Corporation, HSBC USA Inc. and HSBC Technology & Services (USA) Inc. (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: May 1, 2012	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
2.1

Purchase and Assumption Agreement, dated as of August 10, 2011, by and among Capital One Financial Corporation, HSBC Finance Corporation, HSBC USA Inc. and HSBC Technology & Services (USA) Inc. (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2011).